Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117535) pertaining to TRW Automotive Retirement Savings Plan for Hourly Employees of our report dated June 22, 2010, with respect to the financial statements and schedule of the TRW Automotive Retirement Savings Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Detroit, Michigan
June 22, 2010